 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 27, 2020

DICK'S SPORTING GOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31463	16-1241537
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Court Street, Coraopolis, PA 15108
(Address of Principal Executive Offices)

(724) 273-3400
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DKS	The New York Stock Exchange

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 27, 2020, Dick’s Sporting Goods, Inc. (the “Company”), Dick’s Merchandising & Supply Chain, Inc., and certain other subsidiaries of the Company entered into an amendment to the Company’s senior secured revolving credit facility with Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent, and the other lenders party thereto.

The senior secured credit facility allows the Company, upon satisfaction of certain conditions, to request an increase to the aggregate commitments under the facility from $1.6 billion to $2.1 billion, subject to existing or new lenders agreeing to provide additional revolving commitments. The amendment increased the aggregate commitments under the senior secured credit facility by approximately $255 million, to approximately $1.855 billion. The availability of the commitments is subject to conditions and borrowing base limitations, which may fluctuate. The amendment also increased the applicable margins on base rate loans and LIBOR rate loans to the highest level under the existing pricing grid, 0.375% and 1.375%, respectively, until the Company elects to lower the aggregate commitments under the senior secured credit facility so that they no longer exceed $1.6 billion, and made other modifications, including introducing a LIBOR “floor” of 0.75% for purposes of calculating the interest rate on LIBOR based loans and modifying the borrowing base definition so that certain junior liens do not automatically disqualify eligible receivables and inventory from inclusion in the borrowing base. After giving effect to the amendment, the senior secured credit facility allows the Company, upon the satisfaction of certain conditions, to request an increase of up to approximately $245 million in additional borrowing availability, subject to existing or new lenders agreeing to provide additional revolving commitments.

The foregoing description of the amendment and the senior secured credit facility is qualified in its entirety by reference to the full and complete terms of the amendment which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference and to the full and complete terms of the senior secured credit facility and its prior amendments, all of which were included as exhibits to the Company’s Annual Report on Form 10-K filed on March 20, 2020.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

The following exhibit is being furnished pursuant to Item 601 of Regulation S-K and General Instruction B.2 to this Form 8-K:

Exhibit No.	Description

10.1
Fifth Amendment to the Amended and Restated Credit Agreement, dated as of March 27, 2020, among Dick’s Sporting Goods, Inc. and Dick’s Merchandising & Supply Chain, Inc., as borrowers, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, collateral agent, letter of credit issuer and swing line lender, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK'S SPORTING GOODS, INC.

Date: March 31, 2020	By:	/s/ LEE J. BELITSKY
	Name:	Lee J. Belitsky
	Title:	Executive Vice President – Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1
Fifth Amendment to the Amended and Restated Credit Agreement, dated as of March 27, 2020, among Dick’s Sporting Goods, Inc. and Dick’s Merchandising & Supply Chain, Inc., as borrowers, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, collateral agent, letter of credit issuer and swing line lender, and the lenders party thereto.